                                                                      Exhibit 11

                    Computation of Earnings per Common Share
                    (In thousands except per share amounts)

                                                                        QUARTERS ENDED
                             ---------------------------------------------------------------------------------------------------
                                                  December 28                                      December 29
                                                    1997                                               1996
                             -------------------------------------------------  ------------------------------------------------
                                  Income from                                      Income from
                                   Continuing                           Per         Continuing                           Per
                                   Operations          Shares          Share        Operations          Shares          Share
                                  (Numerator)       (Denominator)     Amount       (Numerator)       (Denominator)      Amount
                             ------------------- ------------------ ----------  ----------------- ------------------  ----------
BASIC EPS
 Income from continuing
   operations available to
   common stockholders             $18,027             13,155          $1.37         $16,200            13,029           $1.24
                                                                    ==========                                        ==========

EFFECT OF DILUTIVE
  SECURITIES
 Options and redeemable
   common shares                                          384                                              443
                             ------------------- ------------------             ----------------- ------------------
DILUTED EPS
 Income from continuing
   operations available to
   common stockholders, plus
   assumed conversions             $18,027             13,539          $1.33         $16,200            13,472           $1.20
                             =================== ================== ==========  ================= ==================  ==========


                                                                   NINE MONTHS ENDED
                             ---------------------------------------------------------------------------------------------------
                                                  December 28                                      December 29
                                                    1997                                               1996
                             -------------------------------------------------  ------------------------------------------------
                                  Income from                                      Income from
                                   Continuing                           Per         Continuing                           Per
                                   Operations          Shares          Share        Operations          Shares          Share
                                  (Numerator)       (Denominator)     Amount       (Numerator)       (Denominator)      Amount
                             ------------------- ------------------ ----------  ----------------- ------------------  ----------
BASIC EPS
 Income from continuing
   operations available to
   common stockholders             $48,605             13,067          $3.72         $35,137            12,994          $2.70
                                                                    ==========                                        ==========

EFFECT OF DILUTIVE
  SECURITIES
 Options and redeemable
   common shares                                          376                                              417
                             ------------------- ------------------             ----------------- ------------------

DILUTED EPS
 Income from continuing
   operations available to
   common stockholders, plus
   assumed conversions             $48,605             13,443          $3.62         $35,137            13,411          $2.62
                             =================== ================== ==========  ================= ==================  ==========
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